SECURITIES AND EXCHANGE COMMISSION

                    Washington, DC  20549

                          FORM 8-K

                       Current Report

               Pursuant to Section 13 or 15(d)
                       of the Securities Exchange Act of 1934

     Date of Report      November 6, 1998


                   AMRECORP REALTY FUND II

   (Exact name of registrant as specified in its charter)

         WISCONSIN               2-90654                75-1956009
(State or other jurisdiction   (Commission             (IRS Employer
             of               file number)         Identification Number)
      incorporation or
       organization)

                6210 Campbell Road Suite 140
                         Dallas, Texas  75248

          (Address of principal executive offices)


Registrant's telephone number, including area code:  (972)
380-8000.
















ITEM  4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

On November 6, 1998, the General Partner, on behalf of Amrecorp Realty Fund II, approved the recommendation to (i) engage Farmer, Fuqua, Hunt & Munselle, P.C. as the independent accountants for Amrecorp Realty Fund II and
(ii) dismiss Deloitte & Touche LLP as such independent accountants.

During the two fiscal years ended December 31, 1997 and the subsequent interim period through November 6, 1998, (i) there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to its satisfaction would have caused it to make reference in connection with its report to the subject matter of the disagreement, and (ii) Deloitte & Touche LLP has not advised the registrant of any reportable events as defined in paragraph (A) through (D) of Regulation S-K Item 304 (a) (1) (v).

The accountants' report of Deloitte & Touche LLP on the financial statements of Amrecorp Realty Fund II as of and for the years ended December 31, 1997 and 1996 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

A  letter from Deloitte & Touche LLP is attached as  Exhibit
A.



               SIGNATURES


     Pursuant to the requirements of the Securities Exchange
     Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         AMRECORP REALTY FUND II
                         a Texas limited partnership



                         By:  /s/ Robert J. Werra
                              Robert J. Werra,
                              General Partner


     Date:     November 6, 1998
 Delotte & Touche
                                   Deloitte & Touche LLP
                                   Telephone: (214) 777-7000
                                        Suite 1600
                                   Chase Tower
                                  2200 Ross Avenue
                                               Dallas, Texas
75201-6778

November 6, 1998




Mr. David Bower
Chief Financial Officer
Amrecorp Realty Fund II
621 0 Campbell Road, Suite 140
Dallas, Texas 75248

Dear Mr. Bower:

This is to confirm that the client-auditor relationship between Amrecorp Realty Fund 11 (Commission File No. 2-
90654) and Deloitte & Touche LLP has ceased.

Yours truly,


/s/ Deloitte & Touche


cc: Office of the Chief Accountant SECPS Letter File
Securities and Exchange Commission Mail Stop 9-5
450 5h Street, N.W.
Washington, D.C. 20549

Mr. Robert Werra
Chief Executive Officer

Mr. John Werra
Chairperson of the Finance Committee


Deloitte & Touche
Tohmatsu